Exhibit 10.3

EMPLOYMENT AGREEMENT

AGREEMENT (the “Agreement”), dated as of January 15, 2004, by and between ZIOPHARM, INC., a Delaware corporation with principal executive offices at 787 Seventh Avenue, 48th Floor, New York, NY 10019 (the “Company”), and ROBERT PETER GALE, M.D., Ph.D., residing at 11693 San Vicente Blvd., Suite 335, Los Angeles, CA 90049 (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Employee as Senior Vice President of Research of the Company, and the Employee desires to serve the Company in that capacity, upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Employment.

(a) Services. The Employee will be employed by the Company as its Senior Vice President of Research on terms set forth herein. The Employee will report to the Chief Executive Officer of the Company and shall perform such duties as are consistent with your position with the Company (the “Services”). The Employee agrees to perform such duties faithfully, to devote substantially all of his working time, attention and energies to the business of the Company, and while he remains employed, not to engage in any other business activity that is in conflict with his duties and obligations to the Company. Notwithstanding the preceding sentence, the Company and Employee understand and agree that the Employee is not required to devote all of his working time, attention and energies to the business of the Company, as contemplated pursuant to Section 3(a) herein.

(b) Acceptance. Employee hereby accepts such employment and agrees to render the Services.

2. Term.

The Employee's employment under this Agreement (the "Term") shall commence as of the Effective Date (as hereinafter defined) and shall continue for a term of three (3) years, unless sooner terminated pursuant to Section 8 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing protection of Confidential Information shall continue in effect as specified in Section 5 hereof and survive the expiration or termination hereof. The Term may be extended for additional one (1) year periods upon mutual written consent of the Employee and the Board upon not less than 30 days prior written notice.

3. Best Efforts; Place of Performance.

(a) The Employee shall devote no less than 20 full calendar days per month (minimum eight hours per day) to the business and affairs of the Company and shall use his best efforts to advance the best interests of the Company.

(b) The duties to be performed by the Employee hereunder shall be performed at such place or places as may be agreed to by the Company and the Employee.

4. Compensation. As full compensation for the performance by the Employee of his duties under this Agreement, the Company shall pay the Employee as follows:

(a) Base Salary. The Company shall pay Employee a salary (the “Base Salary”) equal to Two Hundred Fifty Thousand Dollars ($250,000) per year. Payment shall be made semi-monthly, on the last day of each calendar month.

(b) Guaranteed Bonus. The Company shall pay the Executive a bonus (the “Guaranteed Bonus”) of One Hundred Fifty Thousand Dollars ($150,000) within 30 days following each anniversary of the date of this Agreement during the Term, provided that the Executive is employed hereunder on such anniversary date.

(c) Discretionary Bonus. At the sole discretion of the Board of Directors of the Company, the Employee may receive an additional annual bonus based upon his performance on behalf of the Company during the prior year (the “Discretionary Bonus”) in an amount to be determined by the Board. The Discretionary Bonus shall be payable either as a lump-sum payment or in installments as determined by the Board of Directors of the Company in its sole discretion. In addition, the Board of Directors of the Company shall annually review the Bonus to determine whether an increase in the amount thereof is warranted.

(d) Withholding. The Company shall withhold all applicable federal, state and local taxes and social security and such other amounts as may be required by law from all amounts payable to the Employee under this Section 5.

(e) Stock Options. As additional compensation for the services to be rendered by the Employee pursuant to this Agreement, the Company shall grant the Employee stock options (“Stock Options”) to purchase a number of shares of Common Stock of the Company representing one percent (1%) of the outstanding common stock of the Company as of the date of this Agreement. The Stock Options shall be governed by the Company’s 2003 Stock Option Plan and shall vest, if at all, in three equal installments on each anniversary of this Agreement, subject in each case to the provisions of Section 9 below. In connection with such grant, the Employee shall enter into the Company’s standard stock option agreement which will incorporate the foregoing vesting schedule and the Stock Option related provisions contained in Section 9 below. Due consideration will be by the Board annually to grant you additional options reflecting your contributions to the Company and so that you may maintain a significant ownership position in the Company.

(f) Expenses. The Company shall reimburse the Employee for all normal, usual and necessary expenses incurred by the Employee in furtherance of the business and affairs of the Company, including reasonable travel and entertainment, upon timely receipt by the Company of appropriate vouchers or other proof of the Employee’s expenditures and otherwise in accordance with any expense reimbursement policy as may from time to time be adopted by the Company.

(g) Other Benefits. The Employee shall be entitled to all rights and benefits for which he shall be eligible under any benefit or other plans (including, without limitation, dental, medical, medical reimbursement and hospital plans, pension plans, employee stock purchase plans, profit sharing plans, bonus plans and other so-called "fringe" benefits) as the Company shall make available to its senior executives from time to time. In addition, the Company shall reimburse the Employees for his reasonable medical licensing fees and other professional dues.

5. Confidential Information and Inventions.

(a) The Employee recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by the Company, its affiliates or third parties with whom the Company or any such affiliates has an obligation of confidentiality. Accordingly, during and after the Term, the Employee agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company or any of its affiliates. “Confidential and Proprietary Information” shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company or of any affiliate or client of the Company. The Employee expressly acknowledges the trade secret status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of the Company. The Employee agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any Company material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from the Company’s offices at any time during his employment by the Company, except as required in the execution of the Employee’s duties to the Company. The Employee agrees to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to the Company upon request and in any event immediately upon termination of employment.

(b) Except with prior written authorization by the Company, the Employee agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, scientific, technical or business information of any other party to whom the Company or any of its affiliates owes an obligation of confidence, at any time during or after his employment with the Company.

(c) The Employee agrees that all inventions, discoveries, improvements and patentable or copyrightable works (“Inventions”) initiated, conceived or made by him, either alone or in conjunction with others, during the Term shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Employee hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions; provided, however, that the Board of Directors of the Company may in its sole discretion agree to waive the Company’s rights pursuant to this Section 6(c) with respect to any Invention that is not directly or indirectly related to the Company’s business. The Employee further agrees to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Employee will execute all documents necessary:

(i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and
(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(d) The Employee acknowledges that while performing the services under this Agreement the Employee may locate, identify and/or evaluate patented or patentable inventions having commercial potential in the fields of pharmacy, pharmaceutical, biotechnology, healthcare, technology and other fields which may be of potential interest to the Company or one of its affiliates (the “Third Party Inventions”). The Employee understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons’ officers, directors, employees (including the Employee), agents or consultants during the Employment Term shall be and remain the sole and exclusive property of the Company or such affiliate and the Employee shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company.

(e) The provisions of this Section 6 shall survive any termination of this Agreement.

6. Non-Competition, Non-Solicitation and Non-Disparagement.

(a) The Employee understands and recognizes that his services to the Company are special and unique and that in the course of performing such services the Employee will have access to and knowledge of Confidential and Proprietary Information (as defined in Section 5) and the Employee agrees that, during the Term and for a period of 12 months thereafter, he shall not without the consent of the Company in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity (“Person”), enter into or engage in any business which is engaged in any business directly or indirectly competitive with the Company’s Business (as defined below), either as an individual for his own account, or as a partner, joint venturer, owner, executive, employee, independent contractor, principal, agent, consultant, salesperson, officer, director or shareholder of a Person in a business competitive with the Company within the geographic area of the Company’s Business, which is deemed by the parties hereto to be worldwide. The Employee acknowledges that, due to the nature of the Company’s Business, and the importance to the Company’s Business of its Confidential and Proprietary Information, a violation of this Section 6(a) could cause substantial damage to the Company and its affiliates and, therefore, the Company has a strong legitimate business interest in protecting the continuity of its business interests and the restriction herein agreed to by the Employee narrowly and fairly serves such an important and critical business interest of the Company. For purposes of this Agreement, the “Company’s Business” shall mean the business or businesses set forth on the attached Schedule 6(a), which shall be amended from time to time upon the mutual written agreement of the parties, but which will automatically include the research, development and commercialization of any technologies that are licensed or otherwise acquired by the Company. Notwithstanding the foregoing, nothing contained in this Section 6(a) shall be deemed to prohibit the Employee from (i) acquiring or holding, solely for investment, publicly traded securities of any corporation, some or all of the activities of which are competitive with the business of the Company so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation.

(b) During the Term and for a period of 12 months thereafter, the Employee shall not, directly or indirectly, without the prior written consent of the Company:

(i) solicit or induce any employee of the Company or any of its affiliates to leave the employ of the Company or any such affiliate; or hire for any purpose any employee of the Company or any affiliate or any employee who has left the employment of the Company or any affiliate within six months of the termination of such employee’s employment with the Company or any such affiliate or at any time in violation of such employee’s non-competition agreement with the Company or any such affiliate; or

(ii) solicit or accept employment or be retained by any Person who, at any time during the term of this Agreement, was an agent, client or customer of the Company or any of its affiliates where his position will be related to the Company’s Business; or

(iii) solicit or accept the business of any agent, client or customer of the Company or any of its affiliates with respect to products, services or investments similar to those provided or supplied by the Company or any of its affiliates.

(c) The Company and the Employee each agree that both during the Term and at all times thereafter, neither party shall directly or indirectly disparage, whether or not true, the name or reputation of the other party or any of its affiliates, including but not limited to, any officer, director, employee or any stockholder owning greater than five percent (5%) of the Company’s outstanding Common Stock. This Section 6 shall not include (i) statements made by the Employee’s in performing his duties in the ordinary course as Senior Vice President of Research (e.g., employee evaluations and remarks made in private meetings of the Board) and (ii) statements made by the Employee under oath in a legal proceeding.

(d) In the event that the Employee breaches any provisions of Section 5 or this Section 6 or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall (i) be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained in such Sections and (ii) have the right to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments and other benefits (collectively “Benefits”) derived or received by the Employee as a result of any transaction constituting a breach of any of the provisions of Sections 5 or 6 and the Employee hereby agrees to account for and pay over such Benefits to the Company.

(e) Each of the rights and remedies enumerated in Section 6(d) shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in this Section 6, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in this Section 6 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company’s right to the relief provided in this Section 6 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

(f) In the event that an actual proceeding is brought in equity to enforce the provisions of Section 5 or this Section 6, the Employee shall not urge as a defense that there is an adequate remedy at law nor shall the Company be prevented from seeking any other remedies which may be available.

(g) The Company shall have the option, in its sole discretion, upon the termination of this Agreement for any reason, to retain the Employee as a consultant (“Consultant”) for a non-renewable period of 12 months from the date of separation from the Company (“Consultancy Period”). During the Consultancy Period, the Consultant shall have only such duties and responsibilities as Company and Consultant shall mutually agree. During the Consultancy Period, there is no minimum amount of time Consultant shall be required to devote to the business and affairs of the Company. During the Consultancy Period, Consultant shall have no obligation to travel for or on behalf of Company.

(h) During the Consultancy Period, the provisions of Section 6(a) of this Agreement shall apply, but those provisions shall not apply after the termination of the Consultancy Period. Notwithstanding anything contained in this Agreement to the contrary, the provisions of Section 6(a) of this Agreement shall be deemed fully satisfied upon the later to occur of (i) the end of the Term of this Agreement and (ii) the end of the Consultancy Period if and only if the Company elects, in its sole discretion, to retain Employee as a Consultant as herein provided.

(i) During the Consultancy Period, Consultant shall continue to receive each and every component of compensation provided for pursuant to Section 4 of this Agreement.

7. Representations and Warranties.

(a) The Employee hereby represents and warrants to the Company as follows:

(i) Neither the execution or delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

(ii) The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

(b) The Company hereby represents and warrants to the Employee as follows:

(i) Neither the execution or delivery of this Agreement nor the performance by the Company of its duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Company is a party or by which he is bound.

(ii) The Company has the full right, power and legal capacity to enter and deliver this Agreement and to perform its duties and other obligations hereunder.  This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.  No approvals or consents of any persons or entities are required for the Company to execute and deliver this Agreement or perform its duties and other obligations hereunder and contemplated herein.

8. Termination. The Employee’s employment hereunder shall be terminated upon the Employee’s death and may be terminated as follows:

(a) The Employee’s employment hereunder may be terminated by the Board of Directors of the Company for Cause. Any of the following actions by the Employee shall constitute “Cause”:

(i) The willful failure, disregard or refusal by the Employee to perform his duties hereunder;

(ii) Any willful, intentional or grossly negligent act by the Employee having the effect of injuring, in a material way (whether financial or otherwise and as determined in good-faith by a majority of the Board of Directors of the Company), the business or reputation of the Company or any of its affiliates, including but not limited to, any officer, director, executive or shareholder of the Company or any of its affiliates;

(iii) Willful misconduct by the Employee in respect of the duties or obligations of the Employee under this Agreement, including, without limitation, insubordination with respect to lawful directions received by the Employee from the Executive or the Board of Directors of the Company within the scope of duties of the Employee;

(iv) The Employee’s indictment of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea);

(v) The determination by the Company, after a reasonable and good-faith investigation by the Company following a written allegation by another employee of the Company, that the Employee engaged in some form of harassment prohibited by law (including, without limitation, age, sex or race discrimination), unless the Employee’s actions were specifically directed by the Board of Directors of the Company;

(vi) Any misappropriation or embezzlement of the property of the Company or its affiliates (whether or not a misdemeanor or felony);

(vii) Breach by the Employee of any of the provisions of Sections 5, 6 or 7 of this Agreement; and

(viii) Breach by the Employee of any provision of this Agreement other than those contained in Sections 5, 6 or 7 which is not cured by the Employee within thirty (30) days after notice thereof is given to the Employee by the Company.

(b) The Executive’s employment hereunder may be terminated by the Board of Directors of the Company due to the Executive’s Disability. For purposes of this Agreement, a termination for “Disability” shall occur upon rendering of a written termination notice by the Board of Directors of the Company after the Executive has been unable to substantially perform his duties hereunder for 90 or more consecutive days, or more than 120 days in any consecutive 12 month period, by reason of any physical or mental illness or injury. For purposes of this Section 9(b), the Executive agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician retained by the Company.

(c) The Employee’s employment hereunder may be terminated by the Board of Directors of the Company (or its successor) upon the occurrence of a Change of Control. For purposes of this Agreement, “Change of Control” means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

(d) The Employee’s employment hereunder may be terminated by the Employee for Good Reason. For purposes of this Agreement, “Good Reason” shall mean any of the following: (i) the assignment to the Employee of duties inconsistent with the Employee's position, duties, responsibilities, titles or offices as described herein; (ii) any material reduction by the Corporation of the Employee's duties and responsibilities; or (iii) any reduction by the Corporation of the Employee's compensation or benefits payable hereunder (it being understood that a reduction of benefits applicable to all employees of the Corporation, including the Employee, shall not be deemed a reduction of the Employee's compensation package for purposes of this definition, but that a reduction in the compensation described in Section 5 above will) (iv) a material breach by the Company of this Agreement that is not cured within 30 days of receipt by the Company of written notice of such breach; or (v) upon a Change of Control (1) that (x) results in the elimination of the Board of Directors or (y) representatives of the Board just prior to the event causing the Change of Control do not represent a majority of the Board immediately subsequent to the event causing the Change of Control and (2) in which the fair market value of the Company’s Common Stock, in the aggregate, as determined in good faith by the Board on the date of such Change of Control, is greater than $50,000,000.

(e) The Consultancy described in Section 6(g) may be terminated by the Company for any reason during the Consultancy Period, provided that following such termination, the Employee shall no longer be subject to the provisions of Section 6(a).

9. Compensation upon Termination.

(a) If the Employee’s employment is terminated as a result of his death or Disability, the Company shall pay to the Employee or to the Employee’s estate, as applicable, his Base Salary for a period of one year following the date of termination and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability. All Stock Options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. Any Stock Options that have vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of the Employee’s termination shall remain exercisable for a period of 90 days. All Stock Options that have not vested as of the date of termination shall be deemed to have expired as of such date.

(b) If the Employee’s employment is terminated by the Company for Cause, then the Company shall pay to the Employee his Base Salary through the date of his termination and any expense reimbursement amounts owed through the date of termination. The Employee shall have no further entitlement to any other compensation or benefits from the Company. All Stock Options that have not vested as of the date of termination shall be deemed to have expired as of such date. Any Stock Options that have vested as of the date of the Executive’s termination for Cause shall remain exercisable for a period of 90 days.

(c) If the Employee’s employment is terminated by the Company (or its successor) upon the occurrence of a Change of Control and on the date of termination pursuant to this Section 9(c) the fair market value of the Company’s Common Stock, in the aggregate, as determined in good faith by the Board on the date of such Change of Control, is less than $50,000,000, then the Company (or its successor, as applicable) shall pay to the Employee his Base Salary and benefits for a period of one year or until the end of the Term, whichever is shorter, as well as any expense reimbursement amounts owed through the date of termination. All Stock Options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. Any Stock Options that have vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of the Employee’s termination shall remain exercisable for a period of 90 days.

(d) If the Employee’s employment is terminated by the Company other than as a result of the Employee’s death or Disability and other than for reasons specified in Sections 9(b), or if the Employee’s employment is terminated by the Employee for Good Reason, then the Company shall (i) continue to pay to the Employee his Base Salary and Guaranteed Bonus for a period of one year following such termination and (ii) pay the Employee any expense reimbursement amounts owed through the date of termination. All Stock Options scheduled to vest at the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. Any Stock Options that have vested (or been deemed pursuant to this Section 9(d)) as of the date of the Executive’s termination shall remain exercisable for a period of 90 days.

(e) This Section 9 sets forth the only obligations of the Company with respect to the termination of the Employee’s employment with the Company, and the Employee acknowledges that, upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in Section 9.

(f) The provisions of this Section 9 shall survive any termination of this Agreement.

10. Miscellaneous.

(a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of laws.

(b) Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Sections 5 or 6 hereof), or regarding the interpretation thereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules. Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Sections 5 and 6 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in paragraph (g) below. The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the arbitrator. Judgment on the arbitration award may be entered by any court of competent jurisdiction.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

(d) This Agreement, and the Employee’s rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.

(e) This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.

(f) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and such terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(g) All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or by an overnight courier service or sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth on the first page of this Agreement, and shall be deemed given when so delivered personally or by overnight courier, or, if mailed, five days after the date of deposit in the United States mails. Either party may designate another address, for receipt of notices hereunder by giving notice to the other party in accordance with this paragraph (g).

(h) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(i) As used in this Agreement, “affiliate” of a specified Person shall mean and include any Person controlling, controlled by or under common control with the specified Person.

(j) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(k) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ZIOPHARM, INC.

By:	/s/ Jonathan Lewis
Name: Jonathan Lewis, M.D. Title: Chief Executive Officer

EMPLOYEE

By:	/s/ Robert Peter Gale
Name: Robert Peter Gale, M.D., Ph.D.

SCHEDULE 6(a)